Exhibit 77D: Policies with respect to security investments

Universal Institutional Funds, Inc.

Mid Cap Growth Portfolio:

Universal Institutional Funds, Inc. - Mid Cap Growth
Portfolio made those changes to its investment strategies described in the supplement to its Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on May 1, 2014
(accession number 0001104659-14-033107) and
incorporated by reference herein.

Small Company Growth Portfolio:

Universal Institutional Funds, Inc. - Small Company
Growth Portfolio made those changes to its investment strategies described in the supplement to its Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on May 1, 2014
(accession number 0001104659-14-033107) and
incorporated by reference herein.